EXHIBIT 32.1

CERTIFICATIONS OF MICHAEL S. DELL, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
AND BRIAN T. GLADDEN, SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER, AND PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of Dell Inc. hereby certify that (a) Dell’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2009, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Dell.

/s/  MICHAEL S. DELL
Michael S. Dell
Chairman and Chief Executive Officer
Dell Inc.
Date: September 3, 2009

/s/  BRIAN T. GLADDEN
Brian T. Gladden
Senior Vice President and Chief Financial
Officer
Dell Inc.
Date: September 3, 2009